Exhibit 99.3
Scott Family
Shareholders’ Agreement
     This Agreement effective the 29th day of October, 2010, by and among those individuals and entities listed on Exhibit “A” attached hereto and, by this reference, made a part hereof, (collectively referred to as the “Shareholders” and each individually referred to as a “Shareholder”).
RECITALS:
     A. First Interstate BancSystem, Inc., a Montana corporation, (the “Corporation”) is authorized to issue 100,000,000 shares of Class A Common Stock, no par value per share (“Class A Common Stock”), 100,000,000 shares of Class B Common Stock, no par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and 100,000 shares of Preferred Stock, no par value per share.
     B. Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock as provided in the Amended and Restated Articles of Incorporation of the Corporation.
     C. Shares of Class A Common Stock of the Corporation owned by the Shareholders are not subject to the terms and conditions of this Scott Family Shareholders’ Agreement (the “Agreement”) except as specifically provided herein.
     D. The Shareholders own shares of Class B Common Stock of the Corporation as set forth on Exhibit “A,” which shares, together with any additional shares of Class B Common Stock of the Corporation hereafter acquired by each Shareholder or the Shareholders or subsequently issued by the Corporation to a Shareholder or the Shareholders, are referred to as the “Shares.”
     E. The Shareholders and the Corporation have previously entered into shareholder agreements restricting the transfer of shares of common stock of the Corporation which the Shareholders and the Corporation have terminated by that certain Termination Agreement of even date herewith.
     F. The Shareholders desire to allow permitted transfers of Shares to certain permitted transferees as defined herein.
     G. The Shareholders desire to obligate each other, their heirs, legal representatives, personal representatives, successors and assigns to sell and purchase Shares under certain circumstances and to restrict the sale or transfer of Shares.

     H. The Shareholders acknowledge their family legacy of independence that promotes and respects individual family member autonomy based upon that member’s unique personal circumstances, including individual financial goals, economic needs and other factors with respect to investment and other decisions involving Class A Common Stock and Class B Common Stock. Accordingly, the Shareholders acknowledge and confirm (i) they do not collectively act together for the purpose of acquiring, holding, voting or selling Class A Common Stock or Class B Common Stock; (ii) there is no agreement, arrangement or understanding existing among the Shareholders related thereto, except as may be contemplated by this Agreement or as may be disclosed in applicable reports and filings with the U.S. Securities and Exchange Commission; and (iii) the sole purpose of this Agreement is to provide Shareholders, in their individual discretion, an opportunity to purchase shares of Class B Common Stock, in certain circumstances, in the event other family members determine, in their individual discretion, to convert shares of Class B Common Stock into shares of Class A Common Stock.
     NOW, THEREFORE, in consideration of the above facts and the Shareholders’ mutual promises herein, the Shareholders agree as follows:
     1. Recitals. By this reference, the above Recitals are incorporated herein and are an integral part of this Agreement. The parties to this Agreement agree to all of the terms and provisions set forth in the above Recitals.
     2. Administration of Terms of this Agreement and Notification of Transfers. Each Shareholder agrees to notify Scott Family Services, Inc., a Montana corporation, (“SFS”) located at 401 North 31st Street, Suite 700, Billings, Montana 59101, by written notice of
          (a) any and all intended, attempted and actual transfer or transfers (as “transfer” and “transfers” are defined in paragraph 3(a)), of Shares and of Class A Common Stock by such Shareholder, and
          (b) any and all intended, attempted and actual transfer or transfers of Shares and of Class A Common Stock by any and all other Shareholders immediately upon receiving actual knowledge of such intended, attempted or actual transfer or transfers and regardless of whether such intended, attempted or actual transfer or transfers are authorized by this Agreement, in violation of this Agreement or otherwise. If SFS is not in existence at the time a Shareholder receives actual knowledge of an intended, attempted or actual transfer or transfers of Shares or of Class A Common Stock, the Shareholder shall notify a designee appointed by the Board of Directors of SFS and, if the Board of Directors of SFS has not appointed such designee, a designee appointed by Shareholders owning at least seventy-five percent (75%) of the Shares subject to this Agreement (the “Designee”) of the intended, attempted or actual transfer or transfers. The written notice shall include the name of the Shareholder intending to transfer, attempting to transfer or actually transferring Shares or Class A Common Stock.

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     3. Restriction on Transfer or Pledge of Shares.
          (a) Restriction. Except as otherwise provided in this Agreement, no Shareholder shall transfer or permit to be transferred any or all of such Shareholder’s Shares now owned or hereafter acquired. The terms “transfer” and “transfers” shall mean any sale, assignment, gift, exchange, encumbrance, pledge, distribution from any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, estate, conservatorship, custodianship or any other entity or fiduciary relationship, transfer by operation of law, or any other transfer of Shares whatsoever, whether voluntary or involuntary, direct or indirect, including, without limitation, the change of legal or beneficial title of any Shares resulting from the death of a Shareholder or otherwise. The terms “transfer” and “transfers” shall also mean the conversion of Shares from Class B Common Stock to Class A Common Stock or any other class of common stock or other equity or debt instrument or interest of the Corporation. Any attempted transfer of Shares in violation of this Agreement shall be void.
          (b) Sale and Charitable Transfer Exceptions. Notwithstanding paragraph 3(a), a Shareholder may, during a single calendar year,
               (1) convert Shares to Class A Common Stock and/or sell or otherwise transfer Shares through a public exchange or other public market and/or
               (2) transfer Shares to such one or more organizations a gift to which qualifies as a charitable contribution under Section 170(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and which qualifies as a charitable deduction under Sections 2055(a) and 2522(a) of the Code (a “Charitable Organization or Organizations”)
provided that the sum of the aggregate gross proceeds from any such conversion, sale or other transfer of Shares during such calendar year and the aggregate fair market value of the Shares transferred to a Charitable Organization or Organizations during such calendar year does not exceed two hundred fifty thousand and no/100 dollars ($250,000.00). The fair market value of the Shares to be converted, sold or otherwise transferred shall be determined as of the conversion, sale or transfer date or the intended conversion, sale or transfer date.
          (c) Encumbrance and Pledge Exception.
               (1) Notwithstanding paragraph 3(a), Shares of a Shareholder may be encumbered, pledged or used as security by a Shareholder up to, but not exceeding, a total value of Shares of one million and no/100 dollars ($1,000,000.00). Except as provided in paragraph 3(c)(2), the limitation of one million and no/100 dollars ($1,000,000.00) is the total value of Shares which may be encumbered, pledged or used as security by a single Shareholder regardless of the total value of Shares owned by such Shareholder and is not a per loan or other transaction

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limitation. Except as provided in paragraph 3(c)(2), any encumbrance, pledge or other use of Shares as security by a Shareholder in excess of a total value of one million and no/100 dollars by such Shareholder shall be a violation of this Agreement and such encumbrance, pledge or use of Shares as security shall be void.
               (2) Shares subject to encumbrances, pledges or other security arrangements which were approved and authorized under prior shareholder agreements among the Shareholders and which exist on the date of this Agreement are not subject to this paragraph 3(c) and shall not be included in determining the total value of Shares encumbered, pledged or otherwise subject to security arrangements.
          (d) Approved Transfer Exception. Upon the written request of a transferor Shareholder (the “Request for Approval of Transfer”), any transfer or attempted transfer of Shares in violation of this Agreement may be approved and authorized upon the written consent of the Board of Directors of SFS. Such written consent must be approved by at least sixty percent (60%) of the members of the Board of Directors of SFS at the date of the written request. If SFS is not in existence at the time of such written request, such written request must be approved by the written consent of Shareholders owning at least seventy-five percent (75%) of the Shares subject to this Agreement.
          If a transferor Shareholder desires to request approval of a transfer or an attempted transfer of Shares which is otherwise in violation of this Agreement, such transferor Shareholder must provide a Request for Approval of Transfer to the Board of Directors of SFS at least five (5) business days prior to the date of the transfer or attempted transfer of Shares setting forth the following:
               (1) the number of Shares to be transferred,
               (2) the date of the proposed transfer,
               (3) the name, business address, and residence address of the proposed transferee if the proposed transfer is not a sale of Shares through a public exchange or other open market, and
               (4) whether or not the transfer is for a valuable consideration, and, if so, if the proposed transfer is not a sale of Shares through a public exchange or other open market, the amount of the consideration and the other terms of the sale or other transfer or attempted transfer of Shares. If the transfer or attempted transfer is a sale of Shares and is not a sale of Shares through a public exchange or other open market, then the transferor Shareholder shall also demonstrate to the reasonable satisfaction of the Board of Directors of SFS that the intended sale is bona fide. If SFS is not in existence five (5) business days prior to the date of the transfer or attempted transfer, then such transferor Shareholder shall provide such Request for Approval of Transfer to the Designee.

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          The Board of Directors of SFS or the Designee, as the case may be, shall provide written notice of approval of the Request for Approval of Transfer (“Notice of Approval of Transfer”) or written notice of disapproval of the Request for Approval of Transfer (“Notice of Disapproval of Transfer”) to the requesting transferor Shareholder within three (3) business days of the date the Request for Approval of Transfer is received by SFS or the Designee. If the transfer or attempted transfer of Shares in violation of this Agreement is not approved and authorized pursuant to the terms of this paragraph 3(d) within three (3) business days of the date the Request for Approval of Transfer is received by SFS or the Designee, then the transfer or attempted transfer shall be deemed unauthorized, in violation of this Agreement and void.
          (e) Stapling Agreements.
               (1) No Shareholder shall enter into an agreement with another Shareholder or Shareholders relating to the ownership, purchase, sale or other transfer of any debt or equity interest in any entity if such agreement, in any manner, whether by condition, covenant, grant of option or otherwise, requires or permits the ownership, purchase, sale or other transfer of Shares or Class A Commons Stock (a “Stapling Agreement”). A Shareholder entering into a Stapling Agreement after the execution of this Agreement hereby indemnifies and holds harmless each other Shareholder for all loss, liability, cost or expense, including attorney fees and costs (including, but not limited to, paralegal and other legal assistant fees, and court costs), incurred and arising out of or related such Stapling Agreement including, without limitation, any loss, liability, cost or expense relating to violation of, compliance with, or registration under, the Federal Reserve Act, the Bank Holding Company Act or the Change in Bank Control Act, or regulations thereunder, each as may be amended from time to time. A Stapling Agreement shall be void ab initio (from the beginning) among Shareholders that are a party to such Stapling Agreement.
               (2) For purposes of this paragraph 3(e), the entering into an agreement by a Shareholder to liquidate or partially liquidate, merge, dissolve, reorganize or otherwise modify or terminate, fully or partially, an entity including, but not limited to, a general partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, estate, conservatorship, custodianship or any other entity or other fiduciary relationship which
                    a. is in existence as of the date of this Agreement,
                    b. owns Shares or Class A Common Stock as of the date of this Agreement (the “Modified Entity”), and
                    c. does not change or otherwise modify ownership of Shares

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or Class A Common Stock, including beneficial ownership of Shares or Class A Common Stock, held by such Modified Entity prior to the Shareholder entering into such an agreement, shall not be, and shall not be deemed, as entering into a Stapling Agreement.
          (f) Regulatory Compliance.
               (1) No Shareholder shall transfer Shares
                    a. in violation of state or federal banking or bank holding company laws or regulations, including, without limitation, the Federal Reserve Act, the Bank Holding Company Act or the Change in Bank Control Act, or regulations thereunder, each as may be amended from time to time (collectively the “Banking Acts and Regulations”) and
                    b. unless the transferee shall have received the consents or approvals required, if any, under the Banking Acts and Regulations.

If a Shareholder transfers Shares in violation of this paragraph 3(f), such Shareholder hereby indemnifies and holds harmless each other Shareholder for all loss, liability, cost or expense, including attorney fees and costs (including, but not limited to, paralegal and other legal assistant fees, and court costs), incurred and arising out of or related to violations of, compliance with, or registration under the Banking Acts and Regulations.
               (2) Each Shareholder hereby acknowledges receipt of, and, if applicable to such Shareholder, shall comply with, the Corporation’s Insider Trading Policy, a copy of which is attached hereto as Exhibit “B” and by this reference is made a part hereof.
     4. Permitted Transfers.
          (a) Transfer. A Shareholder may transfer or permit the transfer of Shares to a Permitted Transferee.
          (b) Permitted Transferee. The term “Permitted Transferee” shall mean:
               (1) in the case of a transferor Shareholder who is a member of the Second Generation, any person who is
                    a. the spouse of the transferor Shareholder at the time of the transfer of Shares;
                    b. a lineal descendant of the transferor Shareholder;
                    c. a spouse, at the time of the transfer of Shares, of a lineal

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descendant of the transferor Shareholder; and
                    d. a lineal descendant of a spouse of a lineal descendant, at the time of the transfer of Shares, of the transferor Shareholder;
               (2) in the case of a transferor Shareholder who is the spouse of a member of the Second Generation or was the spouse of a member of the Second Generation at the time of such Second Generation member’s death, any person who is
                    a. the spouse of the transferor Shareholder as long as such spouse is a member of the Second Generation;
                    b. a lineal descendant of the of the transferor Shareholder as long as such lineal descendant is a lineal descendant of a member of the Second Generation;
                    c. a spouse, at the time of the transfer of Shares, of a lineal descendant of the transferor Shareholder as long as the lineal descendant of the transferor Shareholder is also a lineal descendant of a member of the Second Generation; and
                    d. a lineal descendant of a spouse of a lineal descendant, at the time of the transfer of Shares, of a lineal descendant of the transferor Shareholder as long as the lineal descendant of the transferor Shareholder is also a lineal descendant of a member of the Second Generation;
               (3) in the case of a transferor Shareholder who is a lineal descendant of a member of the Second Generation, any person who is
                    a. the spouse, at the time of the transfer of Shares, of the transferor Shareholder;
                    b. a lineal descendant of the transferor Shareholder’s ancestor who is a member of the Second Generation;
                    c. a spouse, at the time of the transfer of Shares, of a lineal descendant of the transferor Shareholder’s ancestor who also is a member of the Second Generation; and
                    d. a lineal descendant of a spouse of a lineal descendant, at the time of the transfer of Shares, of the transferor Shareholder’s ancestor who is a member of the Second Generation;
               (4) in the case of a transferor Shareholder who is the spouse of a lineal descendant of a member of the Second Generation or was the spouse of a lineal descendant of a

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member of the Second Generation at the time of such lineal descendant’s death, any person who is
                    a. the spouse of the transferor Shareholder as long as such spouse is a lineal descendant of a member of the Second Generation;
                    b. a lineal descendant of the transferor Shareholder as long as such lineal descendant is a lineal descendant of the ancestor of the transferor Shareholder’s spouse who is a member of the Second Generation;
                    c. a spouse of a lineal descendant, at the time of the transfer of Shares, of the ancestor of the transferor Shareholder’s spouse as long as such lineal descendant is also a lineal descendant of a member of the Second Generation; and
                    d. a lineal descendant of the transferor Shareholder who is not a lineal descendant of a member of the Second Generation as long as such lineal descendant is a lineal descendant of the transferor Shareholder in being at the date of the execution of this Agreement;
               (5) any estate, trust, conservatorship, custodianship or other fiduciary arrangement for the sole benefit of any one or more individuals described in paragraphs 4(b)(1), 4(b)(2), 4(b)(3) and/or 4(b)(4);
               (6) a “charitable remainder trust” within the meaning of §664 of the Code so long as the “noncharitable beneficiary” is one or more individuals described in paragraphs 4(b)(1), 4(b)(2), 4(b)(3), 4(b)(4) and/or 4(b)(5) and so long as the grantor/transferor Shareholder has sole or shared power to vote or direct the voting of the Shares held by such trust by proxy, voting agreement or otherwise; and
               (7) any corporation, general partnership, limited partnership, limited liability partnership, limited liability company or other entity in which, at the applicable time, each class of stock, partnership interest, membership interest, or other ownership interest is one hundred percent (100%) owned by one or more individuals or other persons or legal entities described in paragraphs 4(b)(1), 4(b)(2), 4(b)(3), 4(b)(4) and/or 4(b)(5).
          (c) Second Generation. The members of the “Second Generation” are Dan S. Scott, Homer A. Scott, Jr., Susan S. Heyneman, Thomas W. Scott and James R. Scott.
          (d) Lineal Descendants. The term “lineal descendant” or “lineal descendants” of the person designated includes adopted persons only if such adopted persons are legally adopted prior to attaining eighteen (18) years of age.
          (e) Spouse. The term “spouse” shall mean a person married through

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solemnization or declaration but shall exclude a person married by common law.
          (f) Branch Family Member. The term “Branch Family Member” shall mean
               (1) in the case of a transferor Shareholder who is a member of the Second Generation, those persons described in paragraph 4(b)(1);
               (2) in the case of a transferor Shareholder who is the spouse of a member of the Second Generation or was the spouse of a member of the Second Generation at the time of such Second Generation member’s death, those persons described in paragraph 4(b)(2);
               (3) in the case of a transferor Shareholder who is a lineal descendant of a member of the Second Generation, those persons described in paragraph 4(b)(3); and
               (4) in the case of a transferor Shareholder who is the spouse of a lineal descendant of a member of the Second Generation or was the spouse of a lineal descendant of a member of the Second Generation at the time of such lineal descendant’s death, those persons described in paragraph 4(b)(4).
          (g) Joinder Agreement. The transferor Shareholder shall deliver a copy of this Agreement to the transferee Shareholder/Permitted Transferee and shall cause the transferee Shareholder/Permitted Transferee to sign a Joinder Agreement in the form attached hereto as Exhibit “C” and, by this reference, made a part hereof, and shall deliver such signed Joinder Agreement to the secretary of the Corporation and to SFS within ten (10) business days of the transfer. If the secretary of the Corporation and SFS do not receive the signed Joinder Agreement within ten (10) business days of the transfer, the transfer shall be void. The transferee Shareholder/Permitted Transferee and the Shares held by such transferee Shareholder/Permitted Transferee shall be subject to the terms and conditions of this Agreement as if the transferee Shareholder/Permitted Transferee had been an original party to this Agreement.
     5. Option to Purchase in Event of Transfer. In the event of a transfer of Shares to other than a Permitted Transferee, the non-transferring Shareholders shall have the right and option to purchase all such Shares for the price and on the other terms and conditions set forth in this Agreement.
     6. Transfer of Shares Upon Death of Shareholder.
          (a) First Notice of Transfer. Upon the death of any Shareholder and upon the death of any person for whom Shares are beneficially held as provided in paragraph 4(b)(5) and 4(b)(6) (the “Deceased Shareholder”), if the Deceased Shareholder or his or her representative transfers any or all of such Deceased Shareholder’s Shares to any person other than a Permitted Transferee of the Deceased Shareholder (the “Offered Shares”), the personal

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representative of the estate of the Deceased Shareholder, or, if the Deceased Shareholder does not have a probate estate, the successor trustee of the Deceased Shareholder’s trust (the “Personal Representative/Trustee”), shall provide written notice to each Branch Family Member of the Deceased Shareholder (the “Branch Family Member of the Deceased Shareholder” or, collectively, the “Branch Family Members of the Deceased Shareholder”) of the transfer of the Offered Shares (the “First Notice of Transfer”) within one hundred ninety (190) days of the appointment of the Personal Representative/Trustee. The First Notice of Transfer shall state:
               (1) the number of Shares to be transferred,
               (2) the date of the proposed transfer,
               (3) the name, business address, and residence address of the proposed transferee if the proposed transfer is not a sale of Shares through a public exchange or other open market, and
               (4) whether or not the transfer is for a valuable consideration, and, if so, if the proposed transfer is not a sale of Shares through a public exchange or other open market, the amount of the consideration and the other terms of the sale or other transfer. If the transfer is a sale and is not a sale through a public exchange or other open market, then, at the request of any Branch Family Member of the Deceased Shareholder, the Personal Representative/Trustee shall demonstrate to the reasonable satisfaction of each Branch Family Member of the Deceased Shareholder that the intended sale is bona fide.
          (b) First Notice to Exercise or Not Exercise Option. Within three (3) business days of the date the First Notice of Transfer is received, each Branch Family Member of the Deceased Shareholder shall either
               (1) give the Personal Representative/Trustee and each other Branch Family Member of the Deceased Shareholder written notice that he, she or it is exercising his, her or its option to purchase all or any portion of the Offered Shares (the “First Notice to Exercise Option”) or
               (2) give the Personal Representative/Trustee and each other Branch Family Member of the Deceased Shareholder written notice that he, she or it is not exercising his, her or its option to purchase any of the Offered Shares (the “First Notice to Not Exercise Option”).
A First Notice to Exercise Option shall include the number of Shares the Branch Family Member of the Deceased Shareholder intends to purchase. If the Personal Representative/Trustee does not receive a First Notice to Exercise Option or a First Notice to Not Exercise Option from a Branch Family Member of the Deceased Shareholder within five (5) business days of receipt of the First Notice of Transfer by the Branch Family Member of the Deceased Shareholder (the “End of the

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First Option Period”), then such Branch Family Member of the Deceased Shareholder shall be deemed to have given a First Notice to Not Exercise Option and such Branch Family Member of the Deceased Shareholder will no longer have an option to purchase Offered Shares.
          (c) Offer to Purchase More Than Offered Shares After End of First Option Period. If the sum of the Shares included in each First Notice to Exercise Option is more than the Offered Shares, then each Branch Family Member of the Deceased Shareholder who gave a First Notice to Exercise Option shall purchase the number of Offered Shares which bears the same proportion to the total number of Offered Shares as the number of Shares owned by such Branch Family Member of the Deceased Shareholder at the time the First Notice of Transfer is sent bears to the sum of the Shares then owned by all Branch Family Members of the Deceased Shareholder who gave a First Notice to Exercise Option.
          (d) Offer to Purchase Less Than Offered Shares After End of First Option Period. If the sum of the Shares included in each First Notice to Exercise Option is less than the Offered Shares, then the Personal Representative/Trustee shall provide a second written notice of Offered Shares (the “Second Notice of Transfer”) to each Shareholder other than representatives of the Deceased Shareholder and other than those Branch Family Members of the Deceased Shareholder who gave a First Notice to Not Exercise Option or was deemed to have given a First Notice to Not Exercise Option (the “Remaining Scott Family Shareholders”) within one (1) business day of the End of the First Option Period. The Second Notice of Transfer shall state the number of the Offered Shares less the sum of the Shares included in each First Notice to Exercise Option (the “Shares Available After First Option”).
          (e) Second Notice to Exercise or Not Exercise Option. Within three (3) business days of the date the Second Notice of Transfer is received, each Remaining Scott Family Shareholder who receives a Second Notice to Transfer shall either
               (1) give the Personal Representative/Trustee and each other Remaining Scott Family Shareholder written notice that he, she or it is exercising his, her or its option to purchase all or any portion of the Shares Available After First Option (the “Second Notice to Exercise Option”) or
               (2) give the Personal Representative/Trustee and each other Remaining Scott Family Shareholder written notice that he, she or it is not exercising his, her or its option to purchase any of the Shares Available After First Option (the “Second Notice to Not Exercise Option”).
A Second Notice to Exercise Option shall include the number of Shares the Remaining Scott Family Shareholder intends to purchase. If the Personal Representative/Trustee does not receive a Second Notice to Exercise Option or a Second Notice to Not Exercise Option from a Remaining Scott Family Shareholder within five (5) business days of receipt of the Second Notice of Transfer by the Remaining Scott Family Shareholder (the “End of the Second Option

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Period”), then such Remaining Scott Family Shareholder shall be deemed to have given a Second Notice to Not Exercise Option and such Remaining Scott Family Shareholder will no longer have an option to purchase Shares Available After First Option.
          (f) Offer to Purchase More Than Offered Shares After End of Second Option Period. If the sum of the Shares included in each First Notice to Exercise Option plus the sum of the Shares included in each Second Notice to Exercise Option is more than the Offered Shares, then each Remaining Scott Family Shareholder who gave a Second Notice to Exercise Option shall purchase the number of Shares Available After First Option which bears the same proportion to the total number of Shares Available After First Option as the number of Shares owned by such Remaining Scott Family Shareholder at the time the First Notice of Transfer is sent bears to the sum of the Shares then owned by all Remaining Scott Family Shareholders who gave a Second Notice to Exercise Option.
          (g) Offer to Purchase Less than Offered Shares after End of Second Option Period. If the sum of the Shares included in each First Notice to Exercise Option plus the sum of the Shares included in each Second Notice to Exercise Option (the “Shares Purchased Under Option”) is less than the Offered Shares, then the Remaining Scott Family Shareholders forfeit their options to purchase such Shares equal to the Offered Shares less the Shares Purchased Under Option (the “Non-Option Shares”) and the transfer of the Non-Option Shares can be completed on the same terms and conditions stated in the First Notice of Transfer and to the person or persons identified therein, but not otherwise; provided, however, that if the intended transfer does not occur within one hundred eighty (180) days after the End of the Second Option Period or if any change is made in the terms or conditions of the intended transfer, the intended transfer may not be made or completed unless the Personal Representative/Trustee first again provides a First Notice of Transfer and a Second Notice of Transfer under this paragraph and permits the Shareholders other than representatives of the Deceased Shareholder to exercise his, her, its or their rights to purchase as provided in this paragraph. The transferees and the Shares acquired by such person or persons shall thereafter be subject to the terms and conditions of this Agreement as if the transferees had been original parties to this Agreement.
     7. Voluntary Transfer of Shares.
          (a) First Notice of Intent to Transfer. If a Shareholder intends to transfer any or all of such Shareholder’s Shares to any person other than a Permitted Transferee of such Shareholder, such Shareholder (the “Optionor”) shall provide written notice to each Branch Family Member of the Optionor (the “Branch Family Member of the Optionor” or, collectively, the “Branch Family Members of the Optionor”) of the intention to transfer Shares (the “First Notice of Intent to Transfer”) at least fifteen (15) days in advance of any such transfer. The First Notice of Intent to Transfer, in addition to stating the intent to transfer Shares, shall state:
               (1) the number of Shares to be transferred (the “Offered Shares”),

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               (2) the date of the proposed transfer,
               (3) the name, business address, and residence address of the proposed transferee if the proposed transfer is not a sale of Shares through a public exchange or other open market, and
               (4) whether or not the transfer is for a valuable consideration, and, if so, if the proposed transfer is not a sale of Shares through a public exchange or other open market, the amount of the consideration and the other terms of the sale or other transfer. If the transfer is a sale and is not a sale of Shares through a public exchange or other open market, then, at the request of any Branch Family Member of the Optionor, the Optionor shall demonstrate to the reasonable satisfaction of each Branch Family Member of the Optionor that the intended sale is bona fide.
          (b) First Notice to Exercise or Not Exercise Option. Within three (3) business days of the date the First Notice of Intent to Transfer is received, each Branch Family Member of the Optionor shall either
               (1) give the Optionor and each other Branch Family Member of the Optionor written notice that he, she or it is exercising his, her or its option to purchase all or any portion of the Offered Shares (the “First Notice to Exercise Option”) or
               (2) give the Optionor and each other Branch Family Member of the Optionor written notice that he, she or it is not exercising his, her or its option to purchase any of the Offered Shares (the “First Notice to Not Exercise Option”).
A First Notice to Exercise Option shall include the number of Shares the Branch Family Member of the Optionor intends to purchase. If the Optionor does not receive a First Notice to Exercise Option or a First Notice to Not Exercise Option from a Branch Family Member of the Optionor within five (5) business days of receipt of the First Notice of Intent to Transfer by the Branch Family Member of the Optionor (the “End of the First Option Period”), then such Branch Family Member of the Optionor shall be deemed to have given a First Notice to Not Exercise Option and such Branch Family Member of the Optionor will no longer have an option to purchase Offered Shares.
          (c) Offer to Purchase More Than Offered Shares After End of First Option Period. If the sum of the Shares included in each First Notice to Exercise Option is more than the Offered Shares, then each Branch Family Member of the Optionor who gave a First Notice to Exercise Option shall purchase the number of Offered Shares which bears the same proportion to the total number of Offered Shares as the number of Shares owned by such Branch Family Member of the Optionor at the time the First Notice of Intent to Transfer is sent bears to the sum of the Shares then owned by all Branch Family Members of the Optionor who

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gave a First Notice to Exercise Option.
          (d) Offer to Purchase Less than Offered Shares After End of First Option Period. If the sum of the Shares included in each First Notice to Exercise Option is less than the Offered Shares, then the Optionor shall provide a second written notice of Offered Shares (the “Second Notice of Intent to Transfer”) to each Shareholder other than the Optionor Shareholder and other than those Branch Family Members of the Optionor who gave a First Notice to Not Exercise Option or was deemed to have given a First Notice to Not Exercise Option (the “Remaining Scott Family Shareholders”) within one (1) business day of the End of the First Option Period. The Second Notice of Intent to Transfer shall state the number of the Offered Shares less the sum of the Shares included in each First Notice to Exercise Option (the “Shares Available After First Option”).
          (e) Second Notice to Exercise or Not Exercise Option. Within three (3) business days of the date the Second Notice of Intent to Transfer is received, each Remaining Scott Family Shareholder who receives a Second Notice of Intent to Transfer shall either
               (1) give the Optionor and each other Remaining Scott Family Shareholder written notice that he, she or it is exercising his, her or its option to purchase all or any portion of the Shares Available After First Option (the “Second Notice to Exercise Option”) or
               (2) give the Optionor and each other Remaining Scott Family Shareholder written notice that he, she or it is not exercising his, her or its option to purchase any of the Shares Available After First Option (the “Second Notice to Not Exercise Option”).
A Second Notice to Exercise Option shall include the number of Shares the Remaining Scott Family Shareholder intends to purchase. If the Optionor does not receive a Second Notice to Exercise Option or a Second Notice to Not Exercise Option from a Remaining Scott Family Shareholder within five (5) business days of receipt of the Second Notice of Intent to Transfer by the Remaining Scott Family Shareholder (the “End of the Second Option Period”), then such Remaining Scott Family Shareholder shall be deemed to have given a Second Notice to Not Exercise Option and such Remaining Scott Family Shareholder will no longer have an option to purchase Shares Available After First Option.
          (f) Offer to Purchase More Than Offered Shares After End of Second Option Period. If the sum of the Shares included in each First Notice to Exercise Option plus the sum of the Shares included in each Second Notice to Exercise Option is more than the Offered Shares, then each Remaining Scott Family Shareholder who gave a Second Notice to Exercise Option shall purchase the number of Shares Available After First Option which bears the same proportion to the total number of Shares Available After First Option as the number of Shares owned by such Remaining Scott Family Shareholder at the time the First Notice of Transfer is sent bears to the sum of the Shares then owned by all Remaining Scott Family

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Shareholders who gave a Second Notice to Exercise Option.
          (g) Offer to Purchase Less than Offered Shares after End of Second Option Period. If the sum of the Shares included in each First Notice to Exercise Option plus the sum of the Shares included in each Second Notice to Exercise Option (the “Shares Purchased Under Option”) is less than the Offered Shares, then the Remaining Scott Family Shareholders forfeit their options to purchase such Shares equal to the Offered Shares less the Shares Purchased Under Option (the “Non-Option Shares”) and the transfer of the Non-Option Shares can be completed on the same terms and conditions stated in the Notice of Intent to Transfer and to the person or persons identified therein, but not otherwise; provided, however, that if the intended transfer does not occur within fourteen (14) days after the End of the Second Option Period or if any change is made in the terms or conditions of the intended transfer, the intended transfer may not be made or completed unless the Optionor first again provides a First Notice of Intent to Transfer and a Second Notice of Intent to Transfer under this paragraph and permits the Shareholders other than the Optionor Shareholder to exercise his, her, its or their rights to purchase as provided in this paragraph. The transferees and the Shares acquired by such person or persons shall thereafter be subject to the terms and conditions of this Agreement as if the transferees had been original parties to this Agreement.
     8. Involuntary Transfer of Shares.
          (a) First Notice of Transfer. If other than by reason of a Shareholder’s Death, Shares are transferred by operation of law or otherwise transferred to any person other than a Permitted Transferee of such Shareholder (such as, but not limited to, a transfer to a Shareholder’s trustee in bankruptcy or a purchaser at any creditor’s sale or court sale) the Shareholder owner (the “Transferor”) of such shares (the “Offered Shares”) shall immediately provide written notice to each Branch Family Member of the Transferor (the “Branch Family Member of the Transferor” or, collectively, the “Branch Family Members of the Transferor”) of such transfer (the “First Notice of Transfer”). The First Notice of Transfer shall state
               (1) the number of Shares to be transferred (the “Offered Shares”),
               (2) the date of the proposed transfer,
               (3) the terms of the involuntary transfer,
               (4) the name, business address, and residence address of the transferee, and
               (5) whether or not the transfer is for a valuable consideration, and, if so, the amount of the consideration and the other terms of the sale or other transfer.
          (b) First Notice to Exercise or Not Exercise Option. Within three (3)

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business days of the date the First Notice of Transfer is received, each Branch Family Member of the Transferor shall either
               (1) give the Transferor and each other Branch Family Member of the Transferor written notice that he, she or it is exercising his, her or its option to purchase all or any portion of the Offered Shares (the “First Notice to Exercise Option”) or
               (2) give the Transferor and each other Branch Family Member of the Transferor written notice that he, she or it is not exercising his, her or its option to purchase any of the Offered Shares (the “First Notice to Not Exercise Option”).
A First Notice to Exercise Option shall include the number of Shares the Branch Family Member of the Transferor intends to purchase. If the Transferor does not receive a First Notice to Exercise Option or a Notice to Not Exercise Option from a Branch Family Member of the Transferor within five (5) business days of receipt of the First Notice of Transfer by the Branchy Family Member of the Transferor (the “End of the First Option Period”), then such Branch Family Member of the Transferor shall be deemed to have given a First Notice to Not Exercise Option and such Branch Family Member of the Transferor will no longer have an option to purchase Offered Shares.
          (c) Offer to Purchase More Than Offered Shares After End of First Option Period. If the sum of the Shares included in each First Notice to Exercise Option is more than the Offered Shares, then each Branch Family Member of the Transferor who gave a First Notice to Exercise Option shall purchase the number of Offered Shares which bears the same proportion to the total number of Offered Shares as the number of Shares owned by such Branch Family Member of the Transferor at the time the First Notice of Transfer bears to the sum of the Shares then owned by all Branch Family Members of the Transferor who gave a First Notice to Exercise Option.
          (d) Offer to Purchase Less than Offered Shares After First Option Period. If the sum of the Shares included in each First Notice to Exercise Option is less than the Offered Shares, then the Transferor shall provide a second written notice of Offered Shares (the “Second Notice to Transfer”) to each Shareholder other than the Transferor Shareholder and other than those Branch Family Members of the Transferor who gave a First Notice to Not Exercise Option or was deemed to have given a First Notice to Not Exercise Option (the “Remaining Scott Family Shareholders”) within one (1) business day of the End of the First Option Period. The Second Notice of Transfer shall state the number of the Offered Shares less the sum of the Shares included in each First Notice to Exercise Option (the “Shares Available After First Option”).
          (e) Second Notice to Exercise or Not Exercise Option. Within three (3) business days of the date the Second Notice of Transfer is received, each Remaining Scott Family Shareholder who receives a Second Notice of Transfer shall either

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               (1) give the Transferor and each other Remaining Scott Family Shareholder written notice that he, she or it is exercising his, her or its option to purchase all or any portion of the Shares Available After First Option (the “Second Notice to Exercise Option”) or
               (2) give the Transferor and each other Remaining Scott Family Shareholder written notice that he, she or it is not exercising his, her or its option to purchase any of the Shares Available After First Option (the “Second Notice to Not Exercise Option”).
A Second Notice to Exercise Option shall include the number of Shares the Remaining Scott Family Shareholder intends to purchase. If the Transferor does not receive a Second Notice to Exercise Option or a Second Notice to Not Exercise Option from a Remaining Scott Family Shareholder within five (5) business days of receipt of the Second Notice of Transfer by the Remaining Scott family Shareholder (the “End of the Second Option Period”), then such Remaining Scott Family Shareholder shall be deemed to have given a Second Notice to Not Exercise Option and such Remaining Scott Family Shareholder will no longer have an option to purchase Shares Available After First Option.
          (f) Offer to Purchase More Than Offered Shares After End of Second Option Period. If the sum of the Shares included in each First Notice to Exercise Option plus the sum of the Shares included in each Second Notice to Exercise Option is more than the Offered Shares, then each Remaining Scott Family Shareholder who gave a Second Notice to Exercise Option shall purchase the number of Shares Available After First Option which bears the same proportion to the total number of Shares Available After First Option as the number of Shares owned by such Remaining Scott Family Shareholder at the time the First Notice of Transfer is sent bears to the sum of the Shares then owned by all Remaining Scott Family Shareholders who gave a Second Notice to Exercise Option.
          (g) Offer to Purchase Less than Offered Shares after End of Second Option Period. If the sum of the Shares included in each First Notice to Exercise Option plus the sum of the Shares included in each Second Notice to Exercise Option (the “Shares Purchased Under Option”) is less than the Offered Shares, then the Remaining Scott Family Shareholders forfeit their options to purchase such Shares equal to the Offered Shares less the Shares Purchased Under Option (the “Non-Option Shares”) and the transfer of the Non-Option Shares can be completed on the same terms and conditions stated in the Notice of Transfer and to the person or persons identified therein, but not otherwise; provided, however, that if the intended transfer does not occur within fourteen (14) days after the End of the Second Option Period or if any change is made in the terms or conditions of the intended transfer, the intended transfer may not be made or completed unless the Transferor first again provides a First Notice of Transfer and a Second Notice of Transfer under this paragraph and permits the Shareholders other than the Transferor Shareholder to exercise his, her, its or their rights to purchase as provided in this paragraph. The transferees and the Shares acquired by such person or persons shall thereafter be

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subject to the terms and conditions of this Agreement as if the transferees had been original parties to this Agreement.
     9. Death of Proposed Transferor. If a Shareholder who transfers Shares or proposes to transfer Shares dies prior to the closing of the sale and purchase contemplated by paragraphs 7 and 8 of this Agreement, such Shareholder’s Shares shall be the subject of sale and purchase under paragraph 6 of this Agreement.
     10. Purchase Price. The Purchase Price shall be the purchase price determined in accordance with the provisions of Exhibit “D” attached hereto and, by this reference, made a part hereof.
     11. Payment of the Purchase Price. The purchase price for Shares purchased pursuant to any of the options granted in this Agreement shall be paid in cash or certified funds on the Closing Date.
     12. Closing.
          (a) Time and Place. Unless otherwise agreed by the parties, the closing of the sale and purchase of Shares as provided in this Agreement (the “Closing Date”) shall take place
               (1) in the case of a transfer under paragraph 6, within three (3) business days after the End of the Second Option Period;
               (2) in the case of a transfer under paragraph 7, within three (3) business days after the End of the Second Option Period; and
               (3) in the case of a transfer under paragraph 8, within three (3) business days after the End of the Second Option Period.
The closing shall take place at the principal office of Scott Family Services, Inc. or at such other location as the parties to the sale and purchase agree upon.
          (b) Documents. At the closing of the sale and purchase, the selling and purchasing parties shall execute and immediately deliver to each other the various documents which shall be required to carry out their undertakings pursuant to this Agreement including, but not limited to, the payment of cash and the assignment of Shares free and clear of all taxes, debts, claims, judgments, liens, or encumbrances whatsoever and, in the case of certificated shares, delivery of stock certificates for the Shares being sold and purchased free and clear of all taxes, debts, claims, judgments, liens, or encumbrances whatsoever.
     13. Legend on Certificates. All Shares now or hereafter owned by the Shareholders

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shall be subject to the terms and conditions of this Agreement and each Shareholder, transferee, or successor agrees that the certificates representing Shares shall bear the following legend reciting the existence of this Agreement:
The sale, transfer, or encumbrance of shares of common stock represented by this certificate is subject to an agreement among certain shareholders of the corporation to restrict transfer or acquisition of the shares. A copy of the agreement is on file in the office of the secretary of the corporation. The agreement provides, among other things, for certain obligations to sell the shares of common stock evidenced by this certificate and to purchase the shares of common stock evidenced by this certificate. By accepting the shares of common stock evidenced by this certificate, the holder of this certificate agrees to be bound by the agreement. Any transfer or acquisition in violation of the agreement is null and void.
Upon the execution of this Agreement, each Shareholder, transferee or successor shall immediately temporarily surrender his, her or its stock certificate or certificates to the Corporation and the Corporation shall cause the above legend to be placed thereupon before returning the certificate or certificates to each Shareholder. If the Shares are in uncertificated form, upon the execution of this Agreement or upon the execution of a Joinder Agreement, each Shareholder, transferee, or successor shall immediately provide written notice of the existence of this Agreement or, in the case of a transferee or successor, the Joinder Agreement, to the Corporation and to the transfer agent of the Corporation and each Shareholder, transferee, or successor agrees to stop transfer restrictions placed on the Shares in the records of the Corporation and/or the transfer agent of the Corporation. Additionally, each Shareholder, transferee, or successor agrees to provide such documentation and assurances as are reasonably requested by the Corporation and/or transfer agent of the Corporation to allow transfer of Shares.
     14. Reissued Shares. The Corporation shall have the right to substitute or reissue shares of stock in exchange for all Shares in the event of a merger, consolidation, name change, sale, spin-off, recapitalization or other corporate reorganization. Substituted or reissued stock shall be subject to the terms and conditions of this Agreement.
     15. Change of Entity Ownership. If a Shareholder is a corporation, general partnership, limited partnership, limited liability partnership, limited liability company or other entity (the “Entity”),
          (a) any change in ownership of the Entity as a result of the death of an owner of the Entity and that results in the Entity no longer being a Permitted Transferee shall constitute a transfer of Shares governed by paragraph 6 of this Agreement;
          (b) any intended change in ownership of the Entity which will result in the Entity no longer being a Permitted Transferee shall constitute a transfer of Shares governed by

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paragraph 7 of this Agreement; and
          (c) any change in ownership of the Entity as a result of an involuntary transfer that results in the Entity no longer being a Permitted Transferee shall constitute a transfer of Shares governed by paragraph 8 of this Agreement.
     16. Termination and Survival of Rights and Remedies.
          (a) Events Causing Termination. This Agreement and all restrictions on Share transfers created by this Agreement shall be effective as of the date hereof and shall terminate on the occurrence of any of the following events:
               (1) The bankruptcy, receivership, or dissolution of the Corporation;
               (2) A single Shareholder becoming the owner of all of the Shares which are then subject to this Agreement;
               (4) The execution of a written instrument by Shareholders owning at least seventy-five percent (75%) of the Shares subject to this Agreement which terminates this Agreement;
               (5) The death of all Shareholders within a period of thirty (30) days of each other, in which case the termination shall be effective as of the date preceding the day of the death of the first Shareholder to die and the Shares owned by any deceased Shareholder’s estate or deceased Shareholder’s trust shall be owned free of the terms and conditions of this Agreement; or
               (6) The Shareholders, together, owning less than twenty percent (20%) of the economic ownership of all shareholders of the corporation.
          (b) Term. Unless sooner terminated under paragraph 16(a), this Agreement shall terminate at midnight on the day that is twenty-five (25) years from the date of this Agreement.
          (c) Survival of Rights and Remedies. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of the termination of this Agreement.
     17. Remedies and Waiver. The parties hereto agree that they will not have an adequate remedy at law for the breach of this Agreement because, among other reasons, the Shareholders desire to maintain control of the Corporation. The parties hereto shall have available for any breach of this Agreement the remedies of specific performance and injunctive relief, together with all other remedies at law or in equity. No waiver of, or forbearance to

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enforce any right or provision under this Agreement shall be binding unless it is in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or any other right or provision.
     18. Indemnification and Hold Harmless. Shareholders (and each of them, individually and jointly and severally) hereby agree to indemnify and hold SFS, its directors, officers, employees, successors, assigns, agents and attorneys, harmless and on demand on a dollar for dollar basis for, from and against all losses, damages, liabilities, claims, actions, causes of action, fines, penalties, demands, rights, obligations, deficiencies, payments, judgments, settlements, costs and expenses, whether known or unknown, asserted or unasserted, foreseen or unforeseen, existing or which may arise in the future, both as to person and to property, and of any nature or kind whatsoever, including, but not limited to and without limitation, costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto, and including attorneys’ fees and costs (including, but not limited to, paralegal and other legal assistant fees, and court costs) and other fees and costs and any and all sums paid for settlement of any and all such amounts in connection therewith resulting from, arising out of, due to, or in any way relating to, directly or indirectly, administration by SFS of any and all terms, conditions and provisions of this Agreement.
     19. Attorneys’ Fees. In the event of a default under this Agreement, the non-defaulting party or parties shall be entitled to recover from the defaulting party or parties all costs and expenses incurred by the non-defaulting party or parties by reason of the default including, without limitation, reasonable attorneys’ fees and costs, including, but not limited to, paralegal and other legal assistant fees, and court costs, whether those amounts are incurred with or without legal action.
     20. Governing Law. This Agreement shall be governed for all purposes by the laws of the State of Montana.
     21. Severability. Each term and provision of this Agreement is intended to be enforced to the maximum extent permitted by applicable law. If any term or provision of this Agreement or the applicability thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.
     22. Notices. All notices under this Agreement shall be made in writing and shall be deemed to have been delivered and received either
          (a) when personally delivered to the party thereunto entitled,
          (b) on the second (2nd) business day after the date on which deposited with a recognized overnight public carrier (e.g. Federal Express or UPS) for the fastest available

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overnight delivery service to the party entitled thereto with confirmation of receipt,
          (c) on the third (3rd) business day after the date on which deposited in the United States mail, certified or registered mail, postage prepaid, to the party entitled thereto, return of receipt requested, or
          (d) on the date on which received by facsimile or electronic mail (“e-mail”), addressed to the party for whom intended at the street address, facsimile number or e-mail address set forth on Exhibit “A” of this Agreement except that any party may change his, her, or its address, facsimile number or e-mail address by giving the other parties written notice of such change of address.
     23. Binding Effect. This Agreement is binding upon and inures to the benefit of the Shareholders and their respective heirs, legal representatives, personal representatives, successors, and assigns. The Shareholders, by the signing hereof, direct their personal representatives to open their estates promptly in the court of proper jurisdiction and execute, procure, and deliver all documents including, but not limited to, appropriate orders of such court and estate and inheritance tax waivers as shall be required to effectuate the purposes of this Agreement.
     24. Time. Time shall be of the essence of this Agreement.
     25. Business Days. For purposes of this Agreement, “business days” shall not include United States federal holidays, Saturdays or Sundays.
     26. Headings. The headings used herein are for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of the particular paragraphs to which they refer.
     27. Entire Agreement and Modification. This Agreement contains the entire agreement and understanding of the parties and supersedes any and all prior negotiations and understandings and, in particular, supersedes the terms and conditions of all shareholder agreements by and among the Shareholders previously entered into by and among the Shareholders. This Agreement may not be modified, amended, restated or terminated orally and no modification, amendment, restatement, termination, except as provided in paragraph 16, attempted waiver, or change in any respect shall be valid unless approved and authorized by the written consent of Shareholders owning at least seventy-five percent (75%) of the Shares subject to this Agreement.
     28. Facsimiles, Electronic Mail (e-mail) and Counterparts. A facsimile copy of this Agreement or a copy of this Agreement transmitted by e-mail containing the signature of any party shall be accepted as the original and shall be binding upon the signing party to the same

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extent as would a copy of this Agreement containing the party’s original signature. Upon request of a party, a party signing and delivering this Agreement by facsimile or e-mail shall deliver to the requesting party a copy hereof containing the signing party’s original signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same document.
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     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date set forth on page 1.

Dan S. Scott Trust

/s/ Dan S. Scott		/s/ Dan S. Scott

Dan S. Scott, Trustee		Dan S. Scott, Individually

First Interstate Bank, Trustee		Ron Scott Living Trust

By:	/s/ Hanna J. Wagner	/s/ Ron Scott

	Its: Trust Specialist	Ron Scott, Trustee

Ronald N. Scott Exemption Trust

By:	/s/ Cynthia L. Reierson	/s/ Randall I. Scott

	Its: VP & Trust Officer	Randall I. Scott, Trustee

/s/ Jeremy Scott		/s/ J.M. Heyneman, Jr.

Jeremy Scott, Individually		John Heyneman, Jr., Trustee

/s/ Geoffrey Scott		/s/ Randall I. Scott

Geoffrey Scott, Individually		Randall I. Scott, Individually

Ronald N. Scott Family Trust		Randall I. Scott Exemption Trust

First Interstate Bank, Trustee

By:	/s/ Hanna J. Wagner	/s/ Randall I. Scott

	Its: Trust Specialist	Randall I. Scott, Trustee

By:	/s/ Cynthia L. Reierson	/s/ J.M. Heyneman, Jr.

	Its: VP & Trust Officer	John Heyneman, Jr., Trustee
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Scott Family Shareholders’ Agreement	Page | 24

Randall Isham Scott Trust

	/s/ Randall I. Scott		/s/ Lynette E. Scott

	Randall Isham Scott, Trustee		Lynette E. Scott, Individually

	First Interstate Bank, Trustee		Riki Rae Scott Restated Trust Agreement

By:	/s/ Hanna J. Wagner		/s/ Riki Davidson

	Its: Trust Specialist		Riki Davidson, Trustee

First Interstate Bank, Trustee

By:	/s/ Cynthia L. Reierson	By:	/s/ Hanna J. Wagner

	Its: VP & Trust Officer		Its: Trust Specialist

	/s/ Riki Davidson	By:	/s/ Cynthia L. Reierson

	Riki Rae Davidson, Individually		Its: VP & TRUST OFFICER

	Riki Scott Davidson Exemption Trust		Risa Kae Scott Trust

	/s/ Randall I. Scott		/s/ Risa Kae Scott

	Randall I. Scott, Trustee		Risa Kae Scott, Trustee

	/s/ J.M. Heyneman, Jr.		/s/ Risa Kae Scott

	John Heyneman, Jr., Trustee		Risa Kae Scott, Individually

	Risa Kae Scott Exemption Trust		Rae Ann Morss Exemption Trust

	/s/ Randall I. Scott		/s/ Randall I. Scott

	Randall I. Scott, Trustee		Randall I. Scott, Trustee

	/s/ J.M. Heyneman, Jr.		/s/ J.M. Heyneman, Jr.

	John Heyneman, Jr., Trustee		John Heyneman, Jr., Trustee
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Scott Family Shareholders’ Agreement	Page | 25

Rae Ann Scott Morss Trust

/s/ Rae Ann Scott Morss		/s/ Rae Ann Morss

Rae Ann Scott Morss, Trustee		Rae Ann Morss, Individually

First Interstate Bank, Trustee		Nbar5, Limited Partnership

By:	/s/ Hanna J. Wagner	By:	/s/ Randall I. Scott

	Its: Trust Specialist		Randall I. Scott, Managing General Partner

Nbar5 A, Limited Partnership

By:	/s/ Cynthia L. Reierson	By:	/s/ Dan S. Scott

	Its: VP & TRUST OFFICER		Dan S. Scott, Managing General Partner

Nbar5 O, Limited Partnership		Nbar5 K, Limited Partnership

By:	/s/ Dan S. Scott	By:	/s/ Dan S. Scott

	Dan S. Scott, Managing General Partner		Dan S. Scott, Managing General Partner

Nbar5 S, Limited Partnership		Nbar5 T, Limited Partnership

By:	/s/ Dan S. Scott	By:	/s/ Dan S. Scott

	Dan S. Scott, Managing General Partner		Dan S. Scott, Managing General Partner

Nbar5 C, Limited Partnership

By:	/s/ Dan S. Scott	/s/ Devin Scott

	Dan S. Scott, Managing General Partner	Devin Scott, Individually

/s/ Kayla Scott		/s/ Shad Scott

Kayla Scott, Individually		Shad Scott, Individually
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Scott Family Shareholders’ Agreement	Page | 26

/s/ Shann Scott

Shann Scott, Individually

Homer Scott, Jr. Trust		Janet E. Scott Trust

/s/ Homer Scott, Jr.		/s/ Janet E. Scott

Homer Scott, Jr., Trustee		Janet E. Scott, Trustee

First Interstate Bank, Trustee		First Interstate Bank, Trustee

By:	/s/ Hanna J. Wagner	By:	/s/ Hanna J. Wagner

	Its: Trust Specialist		Its: Trust Specialist

By:	/s/ Cynthia L. Reierson	By:	/s/ Cynthia L. Reierson

	Its: VP & TRUST OFFICER		Its: VP & TRUST OFFICER

Susan Elizabeth Scott Trust		Troy Baker Trust

/s/ Susan Elizabeth Scott		/s/ Troy Baker

Susan Elizabeth Scott Baker		Troy Baker, Trustee

First Interstate Bank, Trustee		Brekken Arlene Baker Section 2503(c) Trust

First Interstate Bank, Trustee

By:	/s/ Hanna J. Wagner	By:	/s/ Hanna J. Wagner

	Its: Trust Specialist		Its: Trust Specialist

By:	/s/ Cynthia L. Reierson	By:	/s/ Cynthia L. Reierson

	Its: VP & TRUST OFFICER		Its: VP & TRUST OFFICER
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Scott Family Shareholders’ Agreement	Page | 27

Brekken Baker Trust No. 1		Baylee Mae Baker Section 2503(c) Trust

First Interstate Bank, Trustee		First Interstate Bank, Trustee

By:	/s/ Hanna J. Wagner	By:	/s/ Hanna J. Wagner

	Its: Trust Specialist		Its: Trust Specialist

By:	/s/ Cynthia L. Reierson	By:	/s/ Cynthia L. Reierson

	Its: VP & TRUST OFFICER		Its: VP & TRUST OFFICER

Baylee Baker Trust No. 1		Blake Scott Baker Section 2503(c) Trust

First Interstate Bank, Trustee		First Interstate Bank, Trustee

By:	/s/ Hanna J. Wagner	By:	/s/ Hanna J. Wagner

	Its: Trust Specialist		Its: Trust Specialist

By:	/s/ Cynthia L. Reierson	By:	/s/ Cynthia L. Reierson

	Its: VP & TRUST OFFICER		Its: VP & TRUST OFFICER

Blake Baker Trust No. 1		Blayne Albert Baker Section 2503(c) Trust

First Interstate Bank, Trustee		First Interstate Bank, Trustee

By:	/s/ Hanna J. Wagner	By:	/s/ Hanna J. Wagner

	Its: Trust Specialist		Its: Trust Specialist

By:	/s/ Cynthia L. Reierson	By:	/s/ Cynthia L. Reierson

	Its: VP&TRUST OFFICER		Its: VP & Trust Officer
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Scott Family Shareholders’ Agreement	Page | 28

Blayne Baker Trust No. 1		Bridger Lee Baker Section 2503(c) Trust

First Interstate Bank, Trustee		First Interstate Bank, Trustee

By:	/s/ Hanna J. Wagner	By:	/s/ Hanna J. Wagner

	Its: Trust Specialist		Its: Trust Specialist

By:	/s/ Cynthia L. Reierson	By:	/s/ Cynthia L. Reierson

	Its: VP & Trust Officer		Its: VP & Trust Officer

Bridger Baker Trust No. 1		James Robert Scott Section 2503(c) Trust

First Interstate Bank, Trustee		First Interstate Bank, Trustee

By:	/s/ Hanna J. Wagner	By:	/s/ Hanna J. Wagner

	Its: Trust Specialist		Its: Trust Specialist

By:	/s/ Cynthia L. Reierson	By:	/s/ Cynthia L. Reierson

	Its: VP & Trust Officer		Its: VP & Trust Officer

James M. Scott Trust		James Robert Scott Trust No. 1

First Interstate Bank, Trustee

/s/ James M. Scott		By:	/s/ Hanna J. Wagner

James M. Scott, Trustee			Its: Trust Specialist

		By:	/s/ Cynthia L. Reierson

Its: VP & Trust Officer
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Scott Family Shareholders’ Agreement	Page | 29

Homer Rollins Scott Trust

First Interstate Bank, Trustee		Sandra Arlene Scott Suzor Trust

By:	/S/ Hanna J. Wagner	/S/ Sandra Arlene Scott Suzor

	Its: Trust Specialist	Sandra Arlene Scott Suzor, Trustee

First Interstate Bank, Trustee

By:	/S/ Cynthia L. Reierson	By:	/S/ Hanna J. Wagner

	Its: VP & Trust Officer		Its: Trust Specialist

		By:	/S/ Cynthia L. Reierson

Its: VP & Trust Officer

Sarah E. Suzor Trust		Sarah Suzor Trust No. 1

/S/ Sarah Elizabeth Suzor		First Interstate Bank, Trustee

Sarah Elizabeth Suzor, Trustee
		By:	/S/ Hanna J. Wagner

Its: Trust Specialist

First Interstate Bank, Trustee

By:	/S/ Hanna J. Wagner	By:	/S/ Cynthia L. Reierson

	Its: Trust Specialist		Its: VP & Trust Officer

By:	/S/ Cynthia L. Reierson

Its: VP & Trust Officer

Samuel Moise Suzor Trust

First Interstate Bank, Trustee

		By:	/S/ Hanna J. Wagner

Its: Trust Specialist

		By:	/S/ Cynthia L. Reierson

Its: VP & Trust Officer

Scott Family Shareholders’ Agreement	Page | 30

Sam Suzor Trust No. 1

First Interstate Bank, Trustee		Susan Scott Heyneman Trust

By:	/S/ Hanna J. Wagner	/S/ Susan Scott Heyneman

	Its: Trust Specialist	Susan Scott Heyneman, Trustee

First Interstate Bank, Trustee

By:	/S/ Cynthia L. Reierson	By:	/S/ Hanna J. Wagner

	Its: VP & Trust Officer		Its: Trust Specialist

		By:	/S/ Cynthia L. Reierson

Its: VP & Trust Officer

Estate of John M. Heyneman

First Interstate Bank, Personal Representative

By:	/S/ Hanna J. Wagner	/S/ J. M. Heyneman, Jr.

	Its: Trust Specialist	John M. Heyneman, Jr., Individually

John M. Heyneman, Jr. Trust

By:	/S/ Cynthia L. Reierson	/S/ J.M. Heyneman, Jr.

	Its: VP & Trust Officer	John M. Heyneman, Jr., Trustee

/S/ H.C. Arin Waddell

H. C. Arin Waddell, Individually
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Scott Family Shareholders’ Agreement	Page | 31

Towanda Investments, Limited Partnership		Thomas S. Heyneman Trust

By:	/S/ J.M. Heyneman, Jr.	/S/ Thomas S. Heyneman

	John M. Heyneman, Jr., Managing General Partner	Thomas S. Heyneman, Trustee

First Interstate Bank, Trustee

/S/ Kathleen Heyneman		By:	/S/ Hanna J. Wagner

Kathleen Heyneman, Individually			Its: Trust Specialist

Alex Matucci

By:	/S/ Kathleen Heyneman	By:	/S/ Cynthia L. Reierson

	Kathleen Heyneman as Custodian for Alex Matucci under the Montana Uniform Transfers to Minors Act		Its: VP & Trust Officer
Jacob Ryan Heyneman

/S/ Jamie Higgins

Jamie Higgins, Individually		By:	/S/ Thomas S. Heyneman

Spencer Heyneman			Thomas S. Heyneman as Custodian for Jacob Ryan Heyneman under the Montana Uniform Transfers to Minors Act

By:	/S/ Thomas S. Heyneman

Thomas S. Heyneman as Custodian for Spencer Heyneman under the Montana Uniform Transfers to Minors Act
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Scott Family Shareholders’ Agreement	Page | 32

James F. Heyneman Custodial Account		Restated James F. Heyneman Trust

By:	/S/ James R. Scott	/S/ James R. Scott

	James R. Scott as Conservator for the James F. Heyneman Custodian Account	James R. Scott, Trustee

Charles M. Heyneman Trust		First Interstate Bank, Trustee

/S/ Charles M. Heyneman		By:	/S/ Hanna J. Wagner

Charles M. Heyneman, Trustee			Its: Trust Specialist

First Interstate Bank, Trustee

By:	/S/ Hanna J. Wagner	By:	/S/ Cynthia L. Reierson

	Its: Trust Specialist		Its: VP & Trust Officer

Ethan M. Heyneman Trust

First Interstate Bank, Trustee

By:	/S/ Cynthia L. Reierson	By:	/S/ Hanna J. Wagner

	Its: VP & Trust Officer		Its: Trust Specialist

		By:	/S/ Cynthia L. Reierson

Its: VP & Trust Officer
Kyle R. Heyneman Trust

First Interstate Bank, Trustee

By:	/S/ Hanna J. Wagner	/S/ Valeria Heyneman

	Its: Trust Specialist	Valeria Heyneman, Individually

Alexander P. Heyneman Trust

By:	/S/ Cynthia L. Reierson	/S/ Alexander P. Heyneman

	Its: VP & Trust Officer	Alexander P. Heyneman, Trustee

Scott Family Shareholders’ Agreement	Page | 33

	Alexander P. Heyneman, II	Allison Heyneman

By:	/S/ Alexander P. Heyneman	By:	/S/ Alexander P. Heyneman

	Alexander P. Heyneman as Custodian for Alexander P. Heyneman, II under the Montana Uniform Transfers to Minors Act	Alexander P. Heyneman as Custodian for Allison Heyneman under the Montana Uniform Transfers to Minors Act

Andrew D. Heyneman

By:	/S/ Alexander P. Heyneman	/S/ Andrea L. Heyneman

	Alexander P. Heyneman as Custodian for Andrew D. Heyneman under the Montana Uniform Transfers to Minors Act	Andrea L. Heyneman, Individually

	/S/ Thomas W. Scott	/S/ Joan D. Scott

	Thomas W. Scott, Individually	Joan D. Scott, Individually

Julie A. Scott Trust

/S/ Julie A. Scott

Julie A. Scott, Trustee

	Juliana Sarah Scott Rose Trust	Elizabeth Lauren Scott Rose Trust

	/S/ Jonathan R. Scott	/S/ Jonathan R. Scott

	Jonathan R. Scott, Trustee	Jonathan R. Scott, Trustee

	/S/ John Devaney	/S/ John Devaney

	John Devaney, Trustee	John Devaney, Trustee

Jonathan R. Scott Trust

	/S/ Jonathan R. Scott	/S/ Jennifer R. Scott

	Jonathan R. Scott, Trustee	Jennifer R. Scott, Individually

Scott Family Shareholders’ Agreement	Page | 34

Holland Elizabeth Scott Trust No. 1			Harper Grace Scott Trust No. 1

/S/ Julie A. Scott			/S/ Julie A. Scott

Julie Scott Rose, Trustee			Julie Scott Rose, Trustee

James R. Scott Trust

/S/ James R. Scott			/S/ Christine M. Scott

James R. Scott, Trustee			Christine M. Scott, Individually

First Interstate Bank, Trustee			/S/ James R. Scott, Jr.

James R. Scott, Jr., Individually

By:	/S/ Hanna J. Wagner		/S/ Courtney L. Scott

	Its: Trust Specialist		Courtney L. Scott, Individually

By:	/S/ Cynthia L. Reierson		/S/ Dana A. Scott

	Its: VP & Trust Officer		Dana A. Scott, Individually

Courtney L. Scott Trust			Dana A. Scott Trust

First Interstate Bank, Trustee			First Interstate Bank, Trustee

By:	/S/ Hanna J. Wagner	By:	/S/ Hanna J. Wagner

	Its: Trust Specialist		Its: Trust Specialist

By:	/S/ Cynthia L. Reierson	By:	/S/ Cynthia L. Reierson

	Its: VP & Trust Officer		Its: VP & Trust Officer

JS Investments, Limited Partnership

By:	/S/ James R. Scott

James R. Scott, Managing General Partner

Scott Family Shareholders’ Agreement	Page | 35